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                                                                    EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 15, 2001 related to the December 31, 2000 financial statements of Account4, Inc. (and to all references to our firm) included in or made a part of this registration statement.


                                              /s/ Arthur Andersen LLP


Boston, Massachusetts
August 10, 2001